Exhibit 10.7.1

WHITEGLOVE HEALTH, INC.

AMENDMENT NO. 1 TO 2011 EQUITY INCENTIVE PLAN

The 2011 Equity Incentive Plan of WhiteGlove Health, Inc. (the “2011 Plan”) is hereby amended, effective as of June 17, 2011, as follows:

1. The first sentence of Section 1.3(a) of Article I of the 2011 Plan is hereby amended to be read in its entirety as follows:

The maximum number of shares of Common Stock that may be issued under the Plan shall be 350,000 shares, plus (1) any shares of Common Stock that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2007 Stock Option/Stock Issuance Plan, as amended (the “Existing Plan”) and are not subject to any awards granted thereunder, and (2) any shares of Common Stock subject to stock options or similar awards granted under the Existing Plan that expire or otherwise terminate without having been exercised in full and shares of Common Stock pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of shares of Common Stock to be added to the Plan pursuant to clauses (1) and (2) equal to 2,367,250 shares of Common Stock.

2. Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, WhiteGlove Health, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officer as of June 17, 2011.

WHITEGLOVE HEALTH, INC.

/s/ William J. Kerley
William J. Kerley Chief Financial Officer